(e) Certification under
                                    Rule 466

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                          CERTIFICATION UNDER RULE 466

The Depositary, Citibank, N.A., represents and certifies the following:

(1) That it previously had filed a registration statement on Form F-6 (Registration No. 333-123297), that the Commission declared effective, with terms of deposit identical to the terms of this Registration Statement.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                          Citibank, N.A., as Depositary


                          By: /s/ Patricia Brigantic
                          Name: Patricia Brigantic
                          Title: Director & Associate General Counsel